EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   The Board of Directors
   Zions Bancorporation:


   We consent to the use of our report dated January 27, 1993, with respect to the consolidated financial statements of Discount Corporation of New York as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ KPMG PEAT MARWICK

                                                KPMG PEAT MARWICK

   New York, New York
   January 24, 1994


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